Salix And Progenics Receive Complete Response Letter From FDA For Relistor® sNDA

RALEIGH, NC and TARRYTOWN, NY, July 27, 2012- Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) and Progenics Pharmaceuticals (NASDAQ:PGNX) today received at approximately 5:00 p.m. ET a Complete Response Letter (CRL) from the U.S. Food and Drug Administration (FDA) following its review of a Supplemental New Drug Application (sNDA) for RELISTOR® (methylnaltrexone bromide) injection for subcutaneous use for the treatment of opioid-induced constipation (OIC) in adult patients with chronic, non-cancer pain. The CRL requests additional clinical data. Salix and Progenics intend to request an End-of-Review meeting with the Division of Gastroenterology and Inborn Errors Products to better understand the contents of the CRL.

RELISTOR is a peripherally acting mu–opioid receptor antagonist specifically designed to block the constipating effects of opioid pain medications in the gastrointestinal tract. RELISTOR does not cross the blood-brain barrier, therefore relieving the distressing effects of the constipation while retaining the analgesic effect of the opioid. RELISTOR Subcutaneous Injection has been FDA approved since 2008 to treat constipation in patients with advanced illness and receiving palliative care, when response to laxative therapy has not been sufficient.

About Opioids, Constipation and RELISTOR (methylnaltrexone bromide)

Opioid analgesics are frequently prescribed for patients with chronic pain. Constipation, a common side effect, occurs in patients receiving opioid therapy. RELISTOR is the first approved medication that specifically targets the underlying cause of opioid-induced constipation in these patients. Opioids relieve pain by specifically interacting with mu–opioid receptors within the brain and spinal cord. However, opioids also interact with mu–opioid receptors found outside the central nervous system, such as those within the gastrointestinal tract, resulting in constipation that can be debilitating. RELISTOR is a peripherally acting mu–opioid receptor antagonist that does not cross the blood-brain barrier and was specifically designed to block mu-opioid receptors in the GI tract, therefore decreasing the constipating effects of opioid pain medications without affecting their ability to relieve pain.

RELISTOR Subcutaneous Injection was approved in the United States in 2008 for the treatment of opioid-induced constipation in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. The use of RELISTOR beyond four months has not been studied. The drug is also approved for use in 58 countries worldwide, including the European Union, Canada, and Australia. In the 27 member states of the E.U., as well as Iceland, Norway and Liechtenstein, RELISTOR is approved for the treatment of opioid–induced constipation in advanced illness patients who are receiving palliative care when response to usual laxative therapy has not been sufficient. In Canada, the drug is approved for the treatment of opioid–induced constipation in patients with advanced illness, receiving palliative care. When response to laxatives has been insufficient, RELISTOR should be used as an adjunct therapy to induce a prompt bowel movement. Applications in additional countries are pending. RELISTOR is under license to Salix Pharmaceuticals and Ono Pharmaceutical from Progenics Pharmaceuticals.

For more information about RELISTOR, please visit www.RELISTOR.com

Important Safety Information for RELISTOR

RELISTOR is indicated for the treatment of opioid–induced constipation in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. Use of RELISTOR beyond four months has not been studied.

RELISTOR is contraindicated in patients with known or suspected mechanical gastrointestinal obstruction. If severe or persistent diarrhea occurs during treatment, advise patients to discontinue therapy with RELISTOR and consult their physician. Use of RELISTOR has not been studied in patients with peritoneal catheters.

Safety and efficacy of RELISTOR have not been established in pediatric patients.

Rare cases of gastrointestinal (GI) perforation have been reported in advanced illness patients with conditions that may be associated with localized or diffuse reduction of structural integrity in the wall of the GI tract (i.e., cancer, peptic ulcer, Ogilvie's syndrome). Perforations have involved varying regions of the GI tract (e.g., stomach, duodenum, colon).

Use RELISTOR with caution in patients with known or suspected lesions of the GI tract. Advise patients to discontinue therapy with RELISTOR and promptly notify their physician if they develop severe, persistent, and/or worsening abdominal symptoms.

The most common adverse reactions reported with RELISTOR compared with placebo in clinical trials were abdominal pain (28.5% vs 9.8%), flatulence (13.3% vs 5.7%), nausea (11.5% vs 4.9%), dizziness (7.3% vs 2.4%), diarrhea (5.5% vs 2.4%), and hyperhidrosis (6.7% vs 6.5%).

RELISTOR full Prescribing Information for the U.S. is available at www.RELISTOR.com

About Salix Pharmaceuticals

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix markets XIFAXAN® (rifaximin) tablets 200 mg and 550 mg, MOVIPREP® (PEG 3350, sodium sulfate, sodium chloride, potassium chloride, sodium ascorbate and ascorbic acid for oral solution), OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, APRISO™ (mesalamine) extended-release capsules 0.375 g, METOZOLV® ODT (metoclopramide HCl), RELISTOR® (methylnaltrexone bromide) Subcutaneous Injection, SOLESTA®, DEFLUX®, PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® (Azathioprine) Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. Crofelemer, budesonide foam, RELISTOR®, Lumacan® and rifaximin for additional indications are under development.

For full prescribing information and important safety information on Salix products, including BOXED WARNINGS for VISICOL, OSMOPREP and METOZOLV, please visit www.salix.com where the Company promptly posts press releases, SEC filings and other important information or contact the Company at 919 862-1000.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact the Company at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our web site is not incorporated in our SEC filings.

About Progenics

Progenics Pharmaceuticals, Inc. of Tarrytown, N.Y. is a biopharmaceutical company dedicated to developing innovative medicines to treat disease, with a focus on cancer and related conditions. Progenics’ pipeline candidates include PSMA ADC, a human monoclonal antibody-drug conjugate in phase 1 testing for treatment of prostate cancer, and preclinical stage novel multiplex phosphoinositide 3-kinase (PI3K) inhibitors for the treatment of cancer. Progenics has exclusively licensed development and commercialization rights for its first commercial product, Relistor®, to Salix Pharmaceuticals, Ltd. for markets worldwide other than Japan, where Ono Pharmaceutical Co., Ltd. holds an exclusive license for the subcutaneous formulation. Relistor (methylnaltrexone bromide) subcutaneous injection is a first-in-class treatment for opioid-induced constipation approved in more than 50 countries for patients with advanced illness.

Please Note: The materials provided herein contain projections and other forward–looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the unpredictability of the duration and results of regulatory review of New Drug Applications and Investigational NDAs; the cost, timing and results of clinical trials and other development activities involving pharmaceutical products; post-marketing approval regulation; litigation and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties in an increasingly global industry; the cost, timing and results of clinical trials and other development activities involving pharmaceutical products; post-marketing approval regulation; market acceptance for approved products; and generic and other competition in an increasingly global industry. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.